Exhibit 11


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
   The Infinity Mutual Funds, Inc.

We consent to the reference to our firm under the heading "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information included herein.



Columbus, Ohio
November 6, 1998